UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2017

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

5.25% Senior Notes due 2025

On March 22, 2017, WellCare Health Plans, Inc. (the “Company”) issued 5.25% senior notes due 2025 in the aggregate principal amount of $1,200,000,000 (the “Senior Notes”). The Senior Notes were issued under an indenture, dated as of March 22, 2017 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of March 22, 2017 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The Senior Notes were sold in a registered offering pursuant to the Company’s registration statement on Form S-3 (No. 333-207839) filed with the Securities and Exchange Commission.
The Company used a portion of the net proceeds from the offering to repay in full amounts outstanding under its credit agreement dated January 8, 2016, among the Company as borrower, JPMorgan Chase Bank, N.A. as administrative agent and the lenders from time to time party thereto (the “Credit Agreement”). The Company intends to use the remaining net proceeds from the offering to redeem or repay $900.0 million aggregate principal amount of the Company’s 5.75% Senior Notes due 2020 and to pay related premiums, accrued interest and fees and expenses associated with such redemption or repayment, and thereafter for general corporate purposes, including organic growth and working capital.
The Senior Notes will mature on April 1, 2025, and will bear interest at a rate of 5.25% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Senior Notes will be payable semi-annually on April 1 and October 1 of each year, commencing on October 1, 2017.
The following is a brief description of the terms of the Senior Notes and the Indenture.
Ranking
The Senior Notes will be the Company’s senior unsecured obligations. The Senior Notes will rank equally in right of payment with all of the Company’s existing and future indebtedness that is not expressly subordinated thereto, senior in right of payment to any future indebtedness that is expressly subordinated in right of payment thereto and effectively junior to the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. In addition, the Senior Notes will be structurally subordinated to all indebtedness and other liabilities of the Company’s subsidiaries (unless the Company’s subsidiaries become guarantors of the Senior Notes).
Guarantees
As of the issue date of the Senior Notes, none of the Company’s subsidiaries will guarantee the Senior Notes. In the future, each of the Company’s U.S. subsidiaries that becomes a guarantor of the Company’s other debt will fully and unconditionally guarantee the Senior Notes on a senior basis, subject to certain exceptions.
Optional Redemption
At any time prior to April 1, 2020, the Company may, on any one or more occasions redeem up to 40% of the aggregate principal amount of Senior Notes (including any additional Senior Notes, but excluding Senior Notes held by the Company or its subsidiaries), upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 105.250% of the principal amount of the Senior Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the applicable date of redemption (subject to the rights of holders of Senior Notes on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of an equity offering by the Company; provided that:
(1) at least 60% of the aggregate principal amount of Senior Notes issued under the Indenture (including any additional Senior Notes, but excluding Senior Notes held by the Company or its subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such equity offering.
At any time prior to April 1, 2020, the Company may on any one or more occasions redeem all or a part of the Senior Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed, plus the Applicable Premium, as defined in the Indenture, as of, and accrued and unpaid interest, if any, to, but not including, the applicable date of redemption (subject to the rights of holders of Senior Notes on the relevant record date to receive interest due on the relevant interest payment date).
Except pursuant to the preceding two paragraphs, the Senior Notes will not be redeemable at the Company’s option prior to April 1, 2020.
On or after April 1, 2020, the Company may on any one or more occasions redeem all or a part of the Senior Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Senior Notes redeemed, to, but not including, the applicable date of redemption, if redeemed during the twelve-month period beginning on November 15 of the years indicated below, subject to the rights of holders of Senior Notes on the relevant record date to receive interest due on the relevant interest payment date:

Period	Redemption Price
2020	103.938%
2021	102.625%
2022	101.313%
2023 and thereafter	100.000%
Change of Control
If the Company experiences certain change of control events, as defined in the Indenture, the Company must offer to repurchase the Senior Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.
Asset Sale
If the Company sells assets under certain circumstances described in the Indenture, and subject to certain exceptions, the Company must offer to repurchase the Senior Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.
Covenants
The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to:

•	incur additional indebtedness and issue preferred stock;
•	pay dividends or make other distributions;

•	make other restricted payments and investments;
•	sell assets, including capital stock of restricted subsidiaries;

•	create certain liens;
•	incur restrictions on the ability of restricted subsidiaries to pay dividends or make other payments, and in the case of the Company’s subsidiaries, guarantee indebtedness;

•	engage in transactions with affiliates;
•	create unrestricted subsidiaries; and

•	merge or consolidate with other entities.
Events of Default
The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on, the Senior Notes to become or to be declared due and payable.
Credit Agreement
On March 22, 2017, the Company also exercised its option to increase the amount available under its Credit Agreement from $850 million to $1.0 billion.

For a description of the parties’ rights and obligations under the Credit Agreement, please see the Company’s Current Report on Form 8-K filed by the Company on January 12, 2016 and the Credit Agreement attached as Exhibit 10.1 thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
4.1	Base Indenture, dated March 22, 2017, between WellCare Health Plans, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2
First Supplemental Indenture, dated March 22, 2017, between WellCare Health Plans, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 5.25% Senior Note due 2025).

5.1	Opinion of Sullivan & Cromwell LLP with respect to the validity of the Senior Notes.

10.1	Increasing Lender Supplement dated March 22, 2017.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2017	WELLCARE HEALTH PLANS, INC.
/s/ Anat Hakim
Anat Hakim
Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit
Number	Description
4.1	Base Indenture, dated March 22, 2017, between WellCare Health Plans, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2
First Supplemental Indenture, dated March 22, 2017, between WellCare Health Plans, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 5.25% Senior Note due 2025).

5.1	Opinion of Sullivan & Cromwell LLP with respect to the validity of the Senior Notes.

10.1	Increasing Lender Supplement dated March 22, 2017.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).